SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OLD DOMINION ELECTRIC COOPERATIVE
(Exact name of registrant as specified in its charter)

Virginia	23-7048405
(State of incorporation or organization)	(IRS Employer Identification No.)

4201 Dominion Boulevard Glenn Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-68014

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not applicable.	Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

2001 Series A Bonds Due 2011 (the “Bonds”)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the Bonds to be registered hereunder is set forth under the captions entitled: “Summary” and “Description of the Bonds”; in Registrant’s Prospectus, dated September 25, 2001, filed with the Securities and Exchange Commission pursuant to Rule 424(b) on September 26, 2001, which description is incorporated herein by reference.

Item 2.    Exhibits.

1.
Amended and Restated Articles of Incorporation of Old Dominion Electric Cooperative (filed as exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2000, File No. 33-46795, filed on August 11, 2000).

2.
Bylaws of Old Dominion Electric Cooperative, Amended and Restated as of November 9, 1999 (filed as exhibit 3.2 to the Registrant’s Form 10-Q for the quarter ended June 30, 2000, File No. 33-46795, filed on August 11, 2000).

3.
Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.1 to the Registrant’s Form 10-K for the year ended December 31, 1992, File No. 33-46795, filed on March 30, 1993).

4.
First Supplemental Indenture, dated as of August 1, 1992, to the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.22 to the Registrant’s Form 10-K for the year ended December 31, 1992, File No. 33-46795, filed on March 30, 1993).

5.
Second Supplemental Indenture, dated as of December 1, 1992, to the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.24 to the Registrant’s Form 10-K for the year ended December 31, 1992, File No. 33-46795, filed on March 30, 1993).

6.
Third Supplemental Indenture, dated as of May 1, 1993, to the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 1993, File No. 33-46795, filed on August 10, 1993).

7.
Fourth Supplemental Indenture, dated as of December 15, 1994, to the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.5 to the Registrant’s Form 10-K for the year ended December 31, 1996, File No. 33-46795, on March 20, 1997).

8.
Fifth Supplemental Indenture, dated as of February 29, 1996, to the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.6 to the Registrant’s Form 10-K for the year ended December 31, 1996, File No. 33-46795, on March 20, 1997).

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9.
Sixth Supplemental Indenture, dated as of November 28, 1997, to the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.7 to the Registrant’s Form 10-K for the year ended December 31, 1998, File No. 33-46795, on March 25, 1999).

10.
Seventh Supplemental Indenture, dated as of November 1, 1998, to the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.8 to the Registrant’s Form 10-K for the year ended December 31, 1998, File No. 33-46795, on March 25, 1999).

11.
Eighth Supplemental Indenture, dated as of November 30, 1998, to the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.9 to the Registrant’s Form 10-K for the year ended December 31, 1998, File No. 33-46795, on March 25, 1999).

12.
Ninth Supplemental Indenture, dated as of November 1, 1999, to the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992, between Old Dominion Electric Cooperative and Crestar Bank, as Trustee (filed as exhibit 4.10 to the Registrant’s Form 10-K for the year ended December 31, 1999, File No. 33-46795, on March 22, 2000).

13.
Tenth Supplemental Indenture, dated as of November 1, 2000, to the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992, between Old Dominion Electric Cooperative and Suntrust Bank (formerly Crestar Bank), as Trustee (filed as exhibit 4.11 to the Registrant’s Form 10-K for the year ended December 31, 2000, File No. 33-46795, on March 19, 2001).

14.
Eleventh Supplemental Indenture, dated as of September 1, 2001, to the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992, between Old Dominion Electric Cooperative and SunTrust Bank (formerly Crestar Bank), as Trustee (filed as exhibit 4.1 to the Registrant’s Form 10-Q/A for the quarter ended September 30, 2001, File No. 33-46795, filed on November 20, 2001).

15.	Form of Bond, 2001 Series A (filed as exhibit 4.13 to the Registrant’s Amendment No. 1 to Form S-1 Registration Statement, File No. 333-68014, filed on September 10, 2001).

16.
Prospectus dated September 25, 2001, which was filed with the Securities and Exchange Commission on September 26, 2001, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE

Date:	October 16, 2002	By:	/s/ DANIEL M. WALKER
Daniel M. Walker Senior Vice President of Accounting and Finance